Exhibit 32.1

CERTIFICATIONS

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Michael Palethorpe, President, Chief Executive Officer, Secretary and Treasurer of NEW MEDIA INSIGHT GROUP, INC. (the Company”), and David Kugelman, Interim Chief Financial Officer of the Company, hereby certify, that, to our knowledge:

1. The Form 10-Q/A for the quarter ended January 31, 2016 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 20, 2017

/s/ Michael Palethorpe
Michael Palethorpe
President, Chief Executive Officer, Secretary and Treasurer
(principal executive officer)

/s/ David Kugelman
David Kugelman
Interim Chief Financial Officer
(principal financial officer)